UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 16, 2021

Rocky Mountain Chocolate Factory, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36865	47-1535633
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

265 Turner Drive

Durango, Colorado 81303

(Address, including zip code, of principal executive offices)

Registrant’s telephone number, including area code: (970) 259-0554

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class registered	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	RMCF	Nasdaq Global Market
Preferred Stock Purchase Rights	RMCF	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.         Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On September 16, 2021, Mary K. Thompson notified the Board of Directors (the “Board”) of Rocky Mountain Chocolate Factory, Inc. (the “Company”) of her resignation from the Board, effective immediately. Ms. Thompson served as the Chairperson of the Nominating Committee of the Board and as a member of each of the Audit Committee and the Compensation Committee of the Board. A copy of the written correspondence from Ms. Thompson concerning the circumstances surrounding her resignation is attached to this Current Report on Form 8-K as Exhibit 17.1. Ms. Thompson’s reasons for her resignation are set forth in her correspondence.

Item 8.01.         Other Events.

The information set forth in Item 5.02 above is incorporated by reference herein.

Item 9.01.         Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
17.1	Resignation Correspondence of Mary K. Thompson, dated September 16, 2021.

Important Additional Information and Where to Find It

This communication relates to the Company’s 2021 annual meeting of stockholders (the “Annual Meeting”) to be held on October 6, 2021. In connection with the Annual Meeting, the Company filed a definitive proxy statement on Schedule 14A, an accompanying WHITE proxy card and other relevant documents with the Securities and Exchange Commission (the “SEC”) on September 9, 2021 in connection with the solicitation of proxies from stockholders for the Annual Meeting. The definitive proxy statement and a form of WHITE proxy were first mailed or otherwise furnished to the stockholders of the Company on September 9, 2021. BEFORE MAKING ANY VOTING DECISION, STOCKHOLDERS ARE STRONGLY ENCOURAGED TO READ THE COMPANY’S DEFINITIVE PROXY STATEMENT IN ITS ENTIRETY AND ANY OTHER DOCUMENTS TO BE FILED WITH THE SEC IN CONNECTION WITH THE ANNUAL MEETING OR INCORPORATED BY REFERENCE IN THE DEFINITIVE PROXY STATEMENT, IF ANY, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE ANNUAL MEETING. This communication is not a substitute for the definitive proxy statement or any other document that may be filed by the Company with the SEC. Investors and stockholders may obtain a copy of the documents free of charge at the SEC’s website at www.sec.gov, and in the “SEC Filings” section of the of the Company’s Investor Relations website at www.rmcf.com/Investor-Relations.aspx or by contacting the Company’s Investor Relations department at (970) 375-5678, as soon as reasonably practicable after such materials are electronically filed with, or furnished to, the SEC. In addition, the documents (when available) may be obtained free of charge by directing a request by mail or telephone to: Rocky Mountain Chocolate Factory, Inc., 265 Turner Drive, Durango, Colorado 81303, Attn: Secretary, (970) 259-0554.

Certain Information Regarding Participants to the Solicitation

The Company, its directors and certain of its directors, director nominees, executive officers and members of management and employees of the Company and agents retained by the Company are participants in the solicitation of proxies from stockholders in connection with matters to be considered at the Annual Meeting. Information regarding the Company’s directors, director nominees and executive officers, and their beneficial ownership of the Company’s common stock is set forth in the Company’s Annual Report on Form 10-K for the fiscal year ended February 28, 2021, filed with the SEC on June 1, 2021, as amended by Amendment No. 1 on Form 10-K/A filed with the SEC on June 28, 2021, and in the definitive proxy statement. Changes to the direct or indirect interests of the Company’s directors and executive officers are set forth in SEC filings on Initial Statements of Beneficial Ownership on Form 3, Statements of Change in Ownership on Form 4 and Annual Statements of Changes in Beneficial Ownership on Form 5. These documents are available free of charge as described above.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ROCKY MOUNTAIN CHOCOLATE FACTORY, INC.

Date: September 20, 2021	By:	/s/ Bryan J. Merryman
	Name:	Bryan J. Merryman
	Title:	Chief Executive Officer and Chief Financial Officer